UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 11, 2019

OMNI-SHRIMP, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13613 Gulf Boulevard Madeira Beach, Florida	33738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (727) 393-3382

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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1

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of R Squared Technologies Inc.

On January 11, 2019, Omni Shrimp, Inc., a Nevada corporation (“Omni”), entered into a Securities Exchange Agreement (the "Exchange Agreement") with R Squared Technologies, Inc., a Delaware corporation ("R2"), and R2’s shareholders, noteholders and warrantholders pursuant to which the R2 shareholders, noteholders and warrantholders exchanged with Omni all of the outstanding shares, notes and warrants of R2, and R2 thereupon became a wholly-owned subsidiary of Omni (the “Exchange Transaction”). In consideration for the exchange, Omni issued (i) to the R2 shareholders an aggregate of 10,650,000 shares of a newly created Series F Preferred Stock of Omni (the "Series F Preferred Stock") and 7,200,000 shares of a newly created Series G Preferred Stock of Omni (the "Series G Preferred Stock"), (ii) to the R2 noteholders, 2-year notes in the aggregate principal amount of $1,101,202.65 (the “Omni Exchange Notes”), bearing interest at 10% per annum, compounded daily, convertible into Omni common stock at $.015 per share or, if the average volume weighted average price per share (“VWAP”) on the 5 trading days preceding the 6-month anniversary of the date of issuance is less than $.015 per share, 80% of the 10-day VWAP following such 6-month anniversary and (iii) warrants to purchase an aggregate of 1,500,000 shares of Omni common stock at a price of $1.50 per share, expiring December 31, 2022.

As a result of their ownership of the Series F Preferred Stock, those former R2 shareholders acquired the right to vote, in the aggregate, 95% of the voting control of the Company. The Series G Preferred Stock has no voting rights. The Series F Preferred Stock and Series G Preferred Stock together are convertible into common stock which, in the aggregate, would represent 95% of the outstanding common stock on a fully diluted basis after the conversion. The 95% conversion amount is allocated approximately 60% to the Series F Preferred Stock and 40% to the Series G Preferred Stock. Neither the Series F Preferred Stock nor the Series G Preferred Stock has a preference on liquidation. The Series F Preferred Stock and Series G Preferred Stock are not entitled to special dividend rights, except that they participate with the common stock on any dividends declared on the common stock, other than dividends payable in common stock.

Pursuant to the Exchange Agreement, the holders of a majority of the then outstanding shares of Series F Preferred Stock (the “Majority Shareholder”) retained a right, exercisable upon the occurrence of a Triggering Event (defined below) to put (the “Put Right”), and to cause all other former R2 shareholders, noteholders and warrantholders to put, all shares of Series F Preferred Stock and Series G Preferred Stock, notes and warrants issued to them by Omni in the Exchange Transaction in exchange for 100% of the then outstanding capital stock of R2 and all notes and warrants of R2 tendered in the Exchange Transaction, effectively rescinding the Exchange Transaction. The Put Right is exercisable at any time after the occurrence of a Triggering Event and prior to August 31, 2019. “Triggering Event” means the occurrence of any of the following: (i) prior to June 30, 2019 (the “Trigger Date”), Omni shall have failed to become current in its SEC reporting requirements and to otherwise comply with its obligations under Section 6.10 of the Exchange Agreement, (ii) prior to the Trigger Date, Omni shall have failed to become in compliance with all quoting, listing and maintenance requirements of the OTC Pink Marketplace for SEC current reporting issuers, (iii) prior to the Trigger Date, Omni’s common stock shall not have been made DWAC eligible, (iv) prior to the Trigger Date, Omni shall have failed to reflect in its SEC reports the write-off as of a date prior to the closing of the Exchange Transaction of at least $1,000,000 in old payables and accrued employee compensation that are reflected in Omni’s financial statements as of June 30, 2018, (v) Omni’s common stock shall have been deregistered or suspended from trading, (vi) Omni shall have been the subject of an investigation or other proceeding by a governmental authority (as defined in the Exchange Agreement), or (vii) Omni shall have breached in any material respect a representation, warranty, covenant, agreement or condition contained in the Exchange Agreement or in any of the transaction documents in connection therewith or Omni shall have incurred liabilities post-closing of the Exchange Transaction in excess of $25,000 individually or $150,000 in the aggregate, except as shall have been approved by the Majority Shareholder.

2

Contemporaneous with the Exchange Transaction, Omni entered into a Note Amendment/Transfer Agreement with Oscaleta Partners, LLC and Alpha Capital Anstalt, with respect to all promissory notes held by such investors, aggregating $1,480,965 in principal amount, pursuant to which the all security interests securing the notes were released and the notes were amended to provide that:

•	The holder waives any reset, repricing or ratchet right such holder may have related to the notes for any issuances of Omni common stock or common stock equivalents prior to January 11, 2019.

•	The issuance of the Series F Preferred Stock and Series G Preferred Stock, and any conversion thereof into Omni common stock, shall be an exempt issuance (as defined in the notes) and shall not trigger any reset, repricing or ratchet right the holder may have related to the notes.

•	The conversion price of the notes shall be $.015 per share of Omni common stock.

•	The maturity date of the notes is extended to the third anniversary of the date of agreement, ie. January 11, 2022.

•	The interest rate on the notes is amended to six (6%) percent per annum.

•	Upon 30 days prior written notice from Omni, the notes, or any portion thereof, shall be redeemable at the option of Omni, at 120% of the principal amount outstanding, plus accrued and unpaid interest thereon; provided however that during such 30-day period, the holder shall have the right to convert the notes at the then applicable conversion price.

•	Each note shall be subject to a 4.99% beneficial ownership conversion cap, the terms of which are set out in the Note Amendment/Transfer Agreement.

Effective December 31, 2018, in anticipation of the Exchange Transaction, the holders of all of the Company's outstanding Series E Preferred Stock, including companies owned and controlled by Colm Wrynn, David Stelcer and Linda Giampietro surrendered those shares to the Company. Also effective December 31, 2018, each of Messrs. Wrynn and Stelcer and Ms. Giampietro entered into agreements with Omni terminating any employment or consulting agreements they had with Omni and waiving any and all employment compensation due them by the Company. In addition, Mr. Wrynn agreed to continue to serve as principal executive and financial officer and a director of Omni and Mr. Stelcer agreed to continue to serve as a director of Omni without compensation through August 31, 2019 or such sooner date as Omni becomes current in its Securities and Exchange Commission reporting.

3

Pursuant to the Exchange Agreement, William Robinson, a director, officer and principal beneficial stockholder of R2, was appointed an observer to the Omni Board of Directors.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 of this Current Report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated herein by reference. The Omni Exchange Notes contain the following additional provisions: Principal and interest are payable at maturity, negative covenants prohibiting certain actions or events without approval of 51% of the noteholders, including, among other things, the incurrence or maintenance of debt or secured interests except as set out in the notes, full-ratchet antidilution protection, events of default that can trigger acceleration of the notes including cross defaults and judgments in excess of specified amounts, and default interest at the lesser of 18% per annum or the maximum amount permitted by law. The notes are secured by a blanket interest on R2’s assets and by a pledge of the R2 shares held by Omni.

 Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report is incorporated herein by reference. In issuing the securities to the R2 exchanging securityholders pursuant to the Exchange Agreement, Omni relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and/or Rule 506(b) of Regulation D promulgated thereunder. There was no general solicitation and each of the exchanging securityholders made investment representations and represented that such exchanging securityholder is an “accredited investor.”

Item 5.01 Change of Control of Registrant.

The information in Item 1.01 of this Current Report is incorporated herein by reference. As a result of the surrender of the outstanding shares of Omni Series E Preferred Stock and the issuance of the 10,650,000 shares of Series F Preferred Stock to certain of the former shareholders of R2, those shareholders acquired the right to vote 95% of the voting control of Omni. The Series F Preferred Stock and Series G Preferred Stock is also convertible into common stock which, in the aggregate, would represent up to 95% of the outstanding common stock on a fully diluted basis after the conversion. The Series G Preferred Stock includes a beneficial conversion cap, which is designed to preclude any holder from being deemed a beneficial owner of the underlying common stock in an amount in excess of the cap. The cap is set at 4.99% and may be increased on not less than 61 days’ notice to up to 9.99%.

4

Mr. William Robinson beneficially owns, indirectly through a company owned and controlled by him, 7.6 million shares of the Series F Preferred Stock, or approximately 71% of the outstanding shares of Series F Preferred Stock, effectively giving him approximately 67% voting control of Omni and beneficial ownership of at least that percentage of the outstanding shares of common stock. Mr. Robinson has agreed to use 5 million of such shares to fund an acquisition of another company with whom R2 has been in discussions. If the acquisition is not completed within 120 days of the Exchange Transaction, Mr. Robinson has agreed to forfeit 5 million of the shares of Series F Preferred Stock beneficially owned by him.

750,000 shares of Series F Preferred Stock held by another former R2 shareholder are restricted and subject to forfeiture in the event certain performance criteria relating to R2’s business are not timely met.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 and other items of this Current Report are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

The information in Item 1.01 and other items of this Current Report are incorporated herein by reference.

On January 9, 2019, Omni filed with the Secretary of State of Nevada (i) the Certificate of Designation of Preferences, Rights and Limitations of Series F Preferred Stock and (ii) the Certificate of Designation of Preferences, Rights and Limitations of Series G Preferred Stock, setting forth the rights and preferences of the Series F Preferred Stock and Series G Preferred Stock, respectively.

 The number of shares designated and authorized as Series F Preferred Stock and Series G Preferred Stock is 10,650,000 and 7,200,000, respectively. Each share has a par value of $0.001 per share. All of the authorized shares of Series F Preferred Stock and Series G Preferred Stock were issued in connection with the Exchange Transaction on January 11, 2019.

Following the surrender of the Series E Preferred Stock, on December 31, 2018 Omni filed a Certificate of Withdrawal relating to the Series E Preferred Stock Certificate of Designations..

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Financial Statements required by this item will be filed by amendment to this report no later than 71 calendar days after January 17, 2019, the date this Current Report was required to have been filed.

(b) Pro Forma Financial Information. Pro Forma Financial Information required by this item will be filed by amendment to this report no later than 71 calendar days after January 17, 2019, the date this Current Report was required to have been filed.

(d) Exhibits

5

Exhibit No.	Description

2.1	Securities Exchange Agreement dated as of January 11, 2019 among Omni Shrimp, Inc., R Squared Technologies Inc. and the securityholders of R Squared Technologies Inc.
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series F Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series G Preferred Stock
3.3	Certificate of Withdrawal of Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock
4.1	Omni Exchange Notes issued January 11, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 25th day of January 2019.

OMNI SHRIMP, INC.

By: /s/Colm Wrynn

Name: Colm Wrynn

Title: Chief Executive Officer